Exhibit 10.1

FIRST AMENDMENT TO SECOND
AMENDED AND RESTATED CREDIT AGREEMENT
This FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), is dated as of April 27, 2016, by and among PILGRIM’S PRIDE CORPORATION, a Delaware corporation (the “Company”), TO-RICOS, LTD., a Bermuda company, and TO-RICOS DISTRIBUTION, LTD., a Bermuda company, as borrowers (collectively, the “Borrowers”), each of the various financial institutions which is a signatory hereto, as a Lender, and COÖPERATIEVE RABOBANK U.A., NEW YORK BRANCH (formerly known as COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., “RABOBANK NEDERLAND”, NEW YORK BRANCH), in its capacity as administrative agent and collateral agent (in such capacity, “Administrative Agent”).
W I T N E S S E T H:
WHEREAS, the Borrowers, certain other Subsidiaries of the Company, the financial institutions signatory thereto as “Lenders”, and Administrative Agent are parties to that certain Second Amended and Restated Credit Agreement dated as of February 11, 2015 (as may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”);
WHEREAS, the Company plans to declare and pay a special, one-time cash dividend in an aggregate amount not less than $500,000,000 during the Fiscal Quarter ending June 26, 2016 (the “2016 Dividend”); and
WHEREAS, the Borrowers have requested that certain terms and conditions of the Credit Agreement be amended as more specifically set forth herein, and the Administrative Agent and the Required Lenders have agreed to the requested amendments on the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that all capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement, and further agree as follows:
1.Amendments to Credit Agreement.
(a)Section 1.01 of the Credit Agreement, Defined Terms, is hereby modified and amended by deleting the definitions of “Defaulting Lender” and “Rabobank” in their entirety and inserting in lieu thereof the following, respectively:
““Defaulting Lender” means, subject to Section 2.21(c), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower Representative in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, any Issuing Bank, any Swingline Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swingline Loans) within two Business Days of the date when due, (b) has notified the Borrower Representative, the Administrative Agent or any Issuing Bank or Swingline Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrower Representative, to confirm in writing to the Administrative Agent and the Borrower Representative that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower Representative), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of (x) the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority or (y) an Undisclosed Administration of such Lender, in any such case so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.21(c)) upon delivery of written notice of such determination to the Borrower Representative, each Issuing Bank, each Swingline Lender and each Lender.
“Rabobank” means Coöperatieve Rabobank U.A., New York Branch (formerly known as Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”, New York Branch), in its individual capacity, and its successors.
(b)Section 1.01 of the Credit Agreement, Defined Terms, is hereby further modified and amended by adding the following definitions thereto in proper alphabetical order:

““2016 Dividend” means a special one-time cash dividend in an aggregate amount not less than $500,000,000 to be declared and paid by the Company during the Fiscal Quarter ending June 26, 2016.
“2016 Pro-Rated Second Fiscal Quarter Net Income” means (a) the 2016 Second Fiscal Quarter Average Daily Net Income, multiplied by (b) the number of calendar days in the period commencing on (and including) the Business Day on which the 2016 Dividend is paid and ending on (and including) June 26, 2016.
“2016 Second Fiscal Quarter Average Daily Net Income” means the Net Income of the Company and the Subsidiaries for the Fiscal Quarter ending on June 26, 2016 (as reported in the Company’s unaudited financial statements for such Fiscal Quarter) divided by the number of calendar days in such Fiscal Quarter.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.
“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.
“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.”
(c)Section 2.21 of the Credit Agreement, Defaulting Lenders, is hereby modified and amended by deleting clause (b), part (iv) of such section in its entirety and inserting in lieu thereof the following:
“(iv) Reallocation of Participations to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s LC Exposure and Swingline Exposure shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Applicable Percentages (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that such reallocation does not cause the aggregate Revolving Exposures of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Revolving Commitments. Subject to Section 11.09, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.”
(d)Section 6.13 of the Credit Agreement, Minimum Consolidated Tangible Net Worth, is hereby modified and amended by deleting such section in its entirety and inserting in lieu thereof the following:
“SECTION 6.13. Minimum Consolidated Tangible Net Worth. The Borrowers shall maintain as of the Fiscal Quarter ending March 27, 2016, and as of the end of each Fiscal Quarter thereafter, Consolidated Tangible Net Worth of not less than an amount equal to the sum of (a) $350,000,000, plus (b) for the Fiscal Quarter ending June 26, 2016, an amount equal to 50% of the 2016 Pro-Rated Second Fiscal Quarter Net Income (excluding any Net Income that is a loss for such period of determination), plus (c) for each Fiscal Quarter ending September 25, 2016 and December 25, 2016, an amount equal to 50% of Net Income (excluding any Net Income that is a loss for such period of determination) of the Company and the Subsidiaries for each such Fiscal Quarter, as reported in the Company’s unaudited financial statements for each such Fiscal Quarter, on a cumulative basis, plus (d) for the Fiscal Year ended 2017 and each Fiscal Year thereafter, an amount equal to 50% of cumulative Net Income (excluding any Net Income that is a loss for such period of determination) of the Company and the Subsidiaries as reported in the Company’s audited financial statements for each such Fiscal Year, in each case for purposes of this clause (d), on a cumulative basis.”
(e)Section 9.04 of the Credit Agreement, Successors and Assigns, is hereby modified and amended by deleting clause (b), part (ii), subpart (C) of such section in its entirety and inserting in lieu thereof the following:
“(C) no assignment shall be made to (1) the Parent Entity or any of its Affiliates (including the Company and its Subsidiaries), (2) any natural Person or (3) any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (3);”

(f)The Credit Agreement is hereby modified and amended by adding a new Section 11.09 as follows:
“SECTION 11.09. Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and
(b) the effects of any Bail-In Action on any such liability, including, if applicable:
(i) a reduction in full or in part or cancellation of any such liability;
(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.”
2.No Other Amendments. Except as expressly set forth above, the execution, delivery and effectiveness of this Amendment shall not operate as an amendment, modification or waiver of any right, power or remedy of Administrative Agent or the Lenders under the Credit Agreement or any of the other Loan Documents, nor constitute a waiver of any provision of the Credit Agreement or any of the other Loan Documents. Except for the amendment set forth above, the text of the Credit Agreement and all other Loan Documents shall remain unchanged and in full force and effect and the Loan Parties hereby ratify and confirm their obligations thereunder. This Amendment shall not constitute a modification of the Credit Agreement or any of the other Loan Documents or a course of dealing with Administrative Agent or the Lenders at variance with the Credit Agreement or the other Loan Documents such as to require further notice by Administrative Agent or any Lender to require strict compliance with the terms of the Credit Agreement and the other Loan Documents in the future, except as expressly set forth herein. The Loan Parties acknowledge and expressly agree that Administrative Agent and the Lenders reserve the right to, and do in fact, require strict compliance with all terms and provisions of the Credit Agreement and the other Loan Documents (subject to any qualifications set forth therein), as amended herein.
3.Representations and Warranties. In consideration of the execution and delivery of this Amendment by Administrative Agent and the Lenders, each Loan Party hereby represents and warrants in favor of Administrative Agent and the Lenders as follows:

(a)The execution, delivery and performance by each Loan Party of this Amendment (i) are all within such Loan Party’s organizational powers, (ii) have been duly authorized, (iii) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (iv) will not violate any Requirement of Law applicable to any Loan Party or any of the Subsidiaries, (v) will not violate or result in a default under any indenture or other agreement or instrument binding upon any Loan Party or any of the Subsidiaries or its assets, or give rise to a right under any such indenture, agreement or instrument (other than a Loan Document) to require any payment to be made by any Loan Party or any of the Subsidiaries, and (vii) will not result in the creation or imposition of any Lien on any asset of any Loan Party or any of the Subsidiaries, except Liens created or permitted pursuant to the Loan Documents, except to the extent that any such failure to make or obtain, or any such violation, default or payment, in each case referred to in clauses (iii) through (v), individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect;
(b)This Amendment has been duly executed and delivered by each Loan Party, and constitutes a legal, valid and binding obligation of each Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law;
(c)The representations and warranties of the Loan Parties set forth in the Credit Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the date hereof, both before and after giving effect to this Amendment, except that such representations and warranties (i) that relate solely to an earlier date shall be true and correct in all material respects as of such earlier date and (ii) shall be true and correct in all respects to the extent they are qualified by a materiality standard; and
(d)Immediately after giving effect hereto, no event has occurred and is continuing which constitutes a Default or an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapse or both.
4.Effectiveness. This Amendment shall become effective as of the date set forth above upon (a) the public announcement of the payment of the 2016 Dividend by the Board of Directors of the Company to its stockholders and (b) Administrative Agent’s receipt of each of the following, in form and substance satisfactory to Administrative Agent (the “Amendment Effective Date”):
(a)this Amendment duly executed by the applicable Loan Parties, Administrative Agent, and the Required Lenders; and
(b)all other certificates, reports, statements, instruments or other documents as Administrative Agent may have reasonably requested prior to the effectiveness of this Amendment.
5.Costs and Expenses. The Borrowers agree to pay on demand all reasonable and documented out-of-pocket costs and expenses of Administrative Agent in connection with the preparation, execution and delivery of this Amendment and any other instruments and documents to be delivered hereunder (including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for Administrative Agent with respect thereto).
6.Affirmation of Guaranty/Loan Documents. Each Loan Party hereby acknowledges that as of the date hereof, the security interests and liens granted to Administrative Agent for the benefit of the Secured Parties under the Loan Documents are in full force and effect and are enforceable in accordance with the terms of the applicable Loan Documents, and will continue to secure the Obligations. Additionally, by executing this Amendment, each U.S. Loan Guarantor and each Bermuda Loan Guarantor hereby acknowledges, consents and agrees that all of its respective obligations and liability under the U.S. Guaranty and Bermuda Guaranty (as applicable) and all other Loan Documents to which such U.S. Loan Guarantor or Bermuda Loan Guarantor is a party remain in full force and effect, and that the execution and delivery of this Amendment and any and all documents executed in connection therewith shall not alter, amend, reduce or modify its obligations and liability under the U.S. Guaranty and Bermuda Guaranty and all other Loan Documents.
7.Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. Delivery of a signature page hereto by facsimile transmission or by other electronic transmission shall be as effective as delivery of a manually executed counterpart hereof.
8.Reference to and Effect on the Loan Documents. Upon the effectiveness of this Amendment, on and after the date hereof, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement,” “thereunder,” thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended hereby.
9.Governing Law. This Amendment shall be construed in accordance with, and this Amendment and all matters arising out of or relating in any way whatsoever to this Amendment (whether in contract, tort or otherwise) shall be governed by, the law of the State of New York, other than those conflict of law provisions that would defer to the substantive laws of another jurisdiction. This governing law election has been made by the parties in reliance (at least in part) on Section 5-1401 of the General Obligation Law of the State of New York, as amended (as and to the extent applicable), and other applicable law.
10.Final Agreement. This Amendment represents the final agreement between the Loan Parties, Administrative Agent and the Lenders as to the subject matter hereof and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.
11.Loan Document. This Amendment shall be deemed to be a Loan Document for all purposes under the Credit Agreement.
12.No Novation. This Amendment is not intended by the parties to be, and shall not be construed to be, a novation of the Credit Agreement or an accord and satisfaction in regard thereto.

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IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized officers or representatives to execute and deliver this Amendment as of the day and year first above written.

BORROWERS:		PILGRIM'S PRIDE CORPORATION

	By:	/s/ Fabio Sandri
Name: Fabio Sandri
Title: Chief Financial Officer

TO-RICOS, LTD.

	By:	/s/ Fabio Sandri
Name: Fabio Sandri
Title: Chief Financial Officer

TO-RICOS DISTRIBUTION, LTD.

	By:	/s/ Fabio Sandri
Name: Fabio Sandri
Title: Chief Financial Officer

FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

OTHER LOAN PARTIES:		PILGRIM'S PRIDE CORPORATION OF WEST
VIRGINIA, INC.

	By:	/s/ Fabio Sandri
Name: Fabio Sandri
Title: Chief Financial Officer

FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

ADMINISTRATIVE AGENT		COÖPERATIEVE RABOBANK U.A., NEW YORK
AND LENDERS:		BRANCH, as Administrative Agent and Lender

	By:	/s/ Nader Pasdar
Name: Nader Pasdar
Title: Managing Director

	By:	/s/ Naoko Kojima
Name: Naoko Kojima
Title: Executive Director

FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

AMERICAN AGCREDIT, PCA, as a Lender

By:	/s/ Bradley K. Leafgren
Name: Bradley K. Leafgren
Title: Vice President

FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

BANK OF MONTREAL, as a Lender

By:	/s/ Joan Murphy
Name: Joan Murphy
Title: Director

FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

ING CAPITAL LLC, as a Lender

By:	/s/ Dan Lamprecht
Name: Dan Lamprecht
Title: Managing Director

By:	/s/ Bill Redmond
Name: William Redmond
Title: Managing Director

FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

WELLS FARGO BANK, N.A., as a Lender

By:	/s/ Jeffry S. Millican
Name: Jeffry S. Millican
Title: Vice President

FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

[INTENTIONALLY OMITTED]

By:
Name:
Title:

FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

SOCIÉTÉ GÉNÉRALE, as a Lender

By:	/s/ Cliff Niebling
Name: Cliff Niebling
Title: Managing Director

FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

ROYAL BANK OF CANADA, as a Lender

By:	/s/ Anthony Pistilli
Name: Anthony Pistilli
Title: Authorized Signatory

FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

CITIBANK, N.A., as a Lender

By:	/s/ Robert J. Kane
Name: Robert J. Kane
Title: Vice President

FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

U.S. BANK NATIONAL ASSOCIATION, as a
Lender

By:	/s/ Thomas N. Martin
Name: Thomas N. Martin
Title: Senior Vice President

FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

BARCLAYS BANK PLC, as a Lender

By:	/s/ Marguerite Sutton
Name: Marguerite Sutton
Title: Vice President

FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

DEUTSCHE BANK AG, NEW YORK
BRANCH, as a Lender

By:	/s/ Peter Cucchiara
Name: Peter Cucchiara
Title: Vice President

By:	/s/ Dusan Lazarov
Name: Dusan Lazarov
Title: Director

FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

MORGAN STANLEY SENIOR FUNDING,
INC., as a Lender

By:	/s/ Lisa Vieira
Name: Lisa Vieira
Title: Vice President

FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

JPMORGAN CHASE BANK, N.A., as a Lender

By:	/s/ Odette Smalley
Name: Odette Smalley
Title: Vice President

FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

FIFTH THIRD BANK, as a Lender

By:	/s/ James A. Bosco
Name: James A. Bosco
Title: SVP

FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

BRANCH BANKING AND TRUST COMPANY,
as a Lender

By:	/s/ Bradford F. Scott
Name: Bradford F. Scott
Title: Senior Vice President

FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

COBANK, FCB, as a Lender

By:	/s/ Dan Terrill
Name: Dan Terrill
Title: Vice President

FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

1ST FARM CREDIT SERVICES, FLCA, as a
Voting Participant

By:	/s/ Lee Fuchs
Name: Lee Fuchs
Title: Vice President, Capital Markets Group

FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

AGFIRST FARM CREDIT BANK, as a Voting
Participant

By:	/s/ Matt Jeffords
Name: Matthew H Jeffords
Title: Vice President

FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

AGSTAR FINANCIAL SERVICES, FLCA, as a
Voting Participant

By:	/s/ Graham J. Dee
Name: Graham J. Dee
Title: VP Capital Markets

FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

BADGERLAND FINANCIAL, FLCA, as a
Voting Participant

By:	/s/ Anthony G. Endres
Name: Anthony G. Endres
Title: AVP - Capital Markets

FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

FARM CREDIT BANK OF TEXAS, as a Voting
Participant

By:	/s/ Chris M. Levine
Name: Chris M. Levine
Title: Vice President

FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

FARM CREDIT EAST, ACA, as a Voting
Participant

By:	/s/ Kerri B. Sears
Name: Kerri B. Sears
Title: Vice President

FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

FARM CREDIT MID-AMERICA, FLCA, as a
Voting Participant

By:	/s/ Matt Dixon
Name: Matthew Dixon
Title: Credit Officer Capital Markets

FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

FARM CREDIT WEST, FLCA, as a Voting
Participant

By:	/s/ Robert Stornetta
Name: Robert Stornetta
Title: Vice President

FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

UNITED FCS, FLCA D/B/A FCS
COMMERCIAL FINANCE GROUP, as a Voting
Participant

By:	/s/ Daniel J. Best
Name: Daniel J. Best
Title: Vice President

FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

FARM CREDIT SERVICES OF AMERICA,
FLCA, as a Voting Participant

By:	/s/ Bruce Dean
Name: Bruce Dean
Title: Vice President

FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

GREENSTONE FARM CREDIT SERVICES,
FLCA, as a Voting Participant

By:	/s/ Jeff Pavlik
Name: Jeff Pavlik
Title: SVP/Managing Director

FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

NORTHWEST FARM CREDIT SERVICES,
FLCA, as a Voting Participant

By:	/s/ Paul Hadley
Name: Paul Hadley
Title: Vice President

FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

YOSEMITE LAND BANK, FLCA, as a Voting
Participant

By:	/s/ Leslie C. Crutcher
Name: Leslie C. Crutcher
Title: E.V.P.

FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT
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